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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "AGREEMENT"), effective as of December __, 2000, is made and entered by and between JOHN DUBOIS (the "EXECUTIVE") and NX NETWORKS, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

WHEREAS, the Company desires to engage the Executive to provide services pursuant to the terms of this Agreement; and

WHEREAS, the Executive desires to provide such services to the Company pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

         1. TERM OF EMPLOYMENT

         The term of the Executive's employment under this Agreement shall commence on January 3rd, 2001 and end on the third anniversary of such date (the "Term of Employment"). If the Company or the Executive does not deliver to the other party at least 60 days prior to the end of the three year term, written notice that the Term of Employment shall end on January 3, 2004, the Term of Employment shall automatically continue for an additional one-year period. At the end of such one year period, the Term of Employment shall automatically continue for successive one year terms unless either party delivers at least 60 days prior written notice that the Term of Employment shall end at the end of such one-year renewal period.

         2. DUTIES

         (a) During the Term of Employment, the Executive shall serve as the Chief Executive Officer and, as provided in Section 2(b) below, a Director of the Company with such authority and duties as are generally associated with such position and as may be assigned to him from time to time by the Board of Directors of the Company that are consistent with such authority and duties. The Executive shall report to the Chairman of the Board of Directors of the Company, or someone or some body within the Board if there is no Chairman or if the Executive becomes the Chairman.

         (b) During the Term of Employment and except as provided in Section 2(c), the Executive shall devote his full business time and best efforts to the business and affairs of the Company. The Executive agrees to continue to serve during the Term of Employment as a Director and a member of any committee of the Board of Directors of the Company that the Board may designate. The Company agrees to use its commercially reasonable best efforts to cause the Executive to be elected and continued in office throughout the Term of Employment as a member of the Board of Directors of the Company and shall include him in the management slate for election as a Director of the Company at every stockholders' meeting of the Company at which his term as a Director would otherwise expire.

                                      -1-
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         (c) Anything  herein to the contrary  notwithstanding,  nothing in this
Agreement shall preclude the Executive from (i) serving on the boards of directors of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, in each case subject to the prior approval of the Board of Directors of the Company (not to be unreasonably withheld), (ii) engaging in charitable activities and community affairs and
(iii) managing his personal investments and affairs, provided that such activities do not interfere with the proper performance of his duties and responsibilities under this Agreement. The Company agrees that the Executive may continue to serve in all board positions disclosed to the Company prior to the date of this Agreement.

         3. NO CONFLICT OF INTEREST

         The parties certify that the Executive has advised the Company of his professional and business relationship with Keir Kleinknecht. The business relationship is that the Executive was a member of the Board of Advisors for E-Goo Venture Fund, of which Mr. Kleinknecht was a managing partner. That business relationship is expected to continue in some form. The Company acknowledges that this relationship does not create a conflict of interest for the Executive or diminish in any respect the Executive's capacity to enter this Agreement or to perform the job and duties described in this Agreement.

         4. COMPENSATION AND RELATED MATTERS

         (a) SALARY. During the Term of Employment, the Executive shall receive a base salary (the "Base Salary") at the rate of $260,000 per annum. Such Base Salary shall be payable semi-monthly in accordance with the Company's policies in effect from time to time. The Board of Directors from time to time may increase, but not decrease, the Base Salary.

         (b) BONUS. The Executive shall be eligible for a quarterly bonus in such amount as the Board of Directors may designate. Payment of any annual bonus shall be made at the same time that other senior-level executives receive their bonus but in no event later than fifteen days after the close of the period to which such bonus relates.

         (c) STOCK OPTIONS. To induce the Executive to enter into this Agreement, the Executive is hereby granted an option (the "Stock Option") by the Company to purchase shares of common stock, par value $0.05 per share, of the Company (the "Common Stock"). The Stock Option shall be memorialized in a separate stock option agreement, dated the date hereof, between the Company and the Executive. The Stock Options will be in two tranches.

The first tranche of the Stock Option will be for 2,000,000 shares of Common Stock, and will have an exercise price per share equal to the closing market price per share of the Common Stock on the date of this Agreement. This tranche of the Stock Option shall vest over time as follows and be subject to earlier vesting as described below.

Time vesting:
500,000 shares subject to the Stock Option shall vest on January 3, 2001, and 250,000 shares subject to the Stock Option shall vest thereafter on each six-month anniversary of such date.

                                      -2-
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Accelerated  vesting of the number of shares  indicated  below,  or such  lesser amount as remains unvested at the time of the acceleration event, for any one-year period will occur as follows:

NO. SHARES           VESTING EVENT

250,000     Common Stock trades at $5/share for 10 consecutive trading days
250,000     Common Stock trades at $8/share for 10 consecutive trading days
250,000     Common Stock trades at $12/share for 10 consecutive trading days

The price points designated above refer to the last reported sales price for the trading day.

The second tranche of the Stock Option will be for 1,200,000 shares of Common Stock and will have an exercise price equal to the last reported sales price of the Common Stock on the date of this Agreement. Vesting of this tranche of the Stock Option will occur in equal quarterly increments over a three-year period commencing on January 3, 2001, e.g. 100,000 shares vest quarterly.

As soon as reasonably practicable, the Company shall use its best efforts to register the shares underlying the Stock Options on Securities and Exchange Commission Form S-8, including the registration of any shares underlying Stock Options vested prior to the date of filing such Form S-8.

Furthermore, the Company will permit the Executive to exercise some or all of his Stock Options described in this Section 4 prior to the full vesting of such Stock Options. If requested by the Executive, the Company will loan the Executive an amount equal to the total purchase price for the Stock Options included in this Section 4 which the Executive elects to exercise prior to vesting. Any such loan shall be a full recourse loan. In addition, the loan shall be secured by the shares of Common Stock of the Company purchased by the Executive with the proceeds thereof. Each such loan will bear interest at the market rate of interest as determined by the Company's independent accountants, or the maximum rate permissible by law (which under the laws of the Commonwealth of Virginia deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, and shall become due and payable no later than January 3, 2004. The stock shall be held in escrow by the Company until vesting occurs at which time the Executive may chose to receive the stock in exchange for repayment of the pro-rata amount of the loan. The Executive may elect to file an election under Section 83(b) of the Code within thirty (30) days of the date of purchase of the shares.

         (d) EXPENSES. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection therewith, subject to documentation in accordance with the Company's policy.

         (e) EMPLOYEE BENEFITS. During the Term of Employment, the Executive shall be entitled to participate in or receive benefits under any and all employee benefit plans, programs and arrangements on terms no less favorable than those generally applicable to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such employee benefit plans, programs and arrangements. The Executive shall also be eligible to participate in the Company's executive perquisites in accordance with the terms and provisions of the arrangements as in effect from time to time for the Company's senior executives. The Executive will receive a medical insurance coverage family plan as offered to other Executives. For the Term of Employment, said medical insurance coverage shall be for the maximum coverage available for said medical coverage. The Executive will receive life insurance coverage as comparable to that, which is offered to any other executive.

         (f) VACATION. The Executive shall be entitled to four weeks of paid vacation for each 12-month period during the Term of Employment, which shall be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. The Executive shall also be entitled to the paid holidays and other paid leave set forth in the Company's policies.

         (g) PAYMENT UPON CHANGE OF CONTROL. In the event of a Change of Control of the Company, as defined in the Company's 1999 Long Term Incentive Plan, the Company shall issue to the Executive 400,000 shares of Common Stock, subject to proportionate adjustment in the case of dividends paid on the Common Stock in additional shares of Common Stock, and stock dividends and consolidations involving the Common Stock and equitable adjustment in the event of a reclassification or other reorganization affecting the Common Stock (or, if the Common Stock was modified, exchanged or converted in connection with such Change of Control, the cash, securities or other property that such 400,000 shares would represent at the time of the Change of Control if they had been modified, exchanged or converted in connection with such Change of Control). Such Common Stock will be registered by the Company (or its successor) with the Securities and Exchange Commission at the time of, or as soon as possible after, such issuance.

         (h) CASH PAYMENT IN CERTAIN CIRCUMSTANCES. In the event that the equity compensation to the Executive set forth in this Agreement is determined by the Company to require stockholder approval under applicable regulations of the Nasdaq Stock Market, then the Stock Options provided herein will be reduced to the largest number of Stock Options that could be issued to the Executive without such stockholder approval. In lieu of the Stock Options that are eliminated as a result of this provision, the Company will treat such Stock Options as stock appreciation rights having an exercise price equal to the exercise price of such Stock Options and, upon vesting and exercise thereof by the Executive, pay to the Executive, in cash, the difference between the exercise price of such stock appreciation rights and the closing market price of the Common Stock on the date the Executive exercises such rights. If any Stock Options are converted into stock appreciation rights, the Executive and the Company will enter into an agreement delineating such rights, which will be as comparable as practicable to the rights and responsibilities of the parties under the stock option agreement between the Executive and the Company. Notwithstanding the foregoing, if the equity compensation to the Executive set forth in this Agreement is determined by the Company to require stockholder approval under applicable regulations of the Nasdaq Stock Market, and such approval can be obtained at that time or the grant of such equity compensation can be ratified by stockholder approval, then in lieu of converting Stock Options into stock appreciation rights the Company will undertake its reasonable efforts to obtain such stockholder approval in order that the Stock Options will not be affected.

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              (i)   DEDUCTIONS   AND   WITHHOLDINGS   TAX  GROSS-UP  IN  CERTAIN
CIRCUMSTANCES.

              (i) All amounts payable or which become payable hereunder shall be subject to all deductions and withholding required by law.

              (ii) Notwithstanding the subsection (h)(i) above, if as a result of a Change of Control the Executive becomes subject to Section 280G of the Code (or any successor provision) which imposes an excise tax in respect of the issuance of any payment to the Executive under this Agreement, then the Company shall pay to the Executive, in cash at the time of such Change of Control, a "tax gross-up" equal to the amount of the Executive's tax liability resulting from such excise tax (including any tax on the amount so paid to cover this obligation calculated at the highest marginal federal and state income tax rates).

              (iii) The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall calculate the gross-up payment. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

              (iv) The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within fifteen (15) calendar days after the date on which Executive's right to a payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. If the accounting firm determines that no excise tax is payable with respect to a payment, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no excise tax will be imposed with respect to such payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.

              (v) The Company agrees to make reasonable efforts to obtain the requisite stockholder approval under Section 280G of the Code to avoid the imposition of an excise tax.

              (vi) If a  transaction  occurs which may invoke the  provisions of
Section 280G, the Executive shall cooperate with the Company to structure payments to the Executive in a manner to eliminate or minimize the effect upon the Company of Section 280G provided that such cooperation will not adversely affect the Executive.

         5. TERMINATION OF EMPLOYMENT

         (a) TERMINATION DUE TO DEATH. In the event the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to and their sole remedies under this Agreement shall be:

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              (i) Base Salary through the date of death which shall be paid in a single lump sum not later than required by law;

              (ii) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than required by law; and

              (iii  other  or  additional   benefits  then  due  or  earned  in
accordance with applicable plans and programs of the Company.

         (b) TERMINATION DUE TO DISABILITY. In the event the Executive becomes Disabled (as defined below), the Company may terminate his employment upon notice to that effect, subject to compliance with the Americans With Disabilities Act and applicable state disability laws. Upon such a termination, the Executive or his representative, as the case may be, shall be entitled to, and their sole remedies under this Agreement shall be:

              (i) Base Salary through the date of termination, which shall be paid in a single lump sum not later than required by law following such termination;

              (ii) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than required by law following the date of termination; and

              (iii)  other  or  additional   benefits  then  due  or  earned  in
accordance with applicable plans and programs of the Company.

For the purpose of this subsection, the Executive shall have a "Disability" at such time as he becomes entitled to benefits under the Company's long-term disability insurance plan as in effect from time to time.

         (c) TERMINATION BY THE COMPANY FOR CAUSE.

              (i) "Cause shall mean:

                   (A) willful and material breach by Executive of Section 6 or 7 of this Agreement;

                   (B) conviction of the Executive for a felony or misdemeanor involving moral turpitude;

                   (C) breach by the Executive of any alcohol, drug, or sexual harassment policy of the Company which provides for termination of employment for violation; or

                   (D) engagement by the Executive in conduct that constitutes gross neglect or willful gross misconduct in carrying out his duties under this Agreement.

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For purposes of this  Agreement,  an act or failure to act on  Executive's  part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive.

              (ii)  In  the  event  the  Company   terminates  the   Executive's
employment for Cause, he shall be entitled to and his sole remedies under this Agreement shall be:

                   (A) Base Salary through the date of the termination of his employment for Cause, which shall be paid in a single lump sum not later than required by law following the Executive's termination of employment;

                   (B) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than required by law following the date of termination; and

                   (C) other or additional benefits then due or earned in accordance with applicable plans or programs of the Company.

         (d) TERMINATION WITHOUT CAUSE OR CONSTRUCTIVE TERMINATION WITHOUT CAUSE. In the event the Executive's employment with the Company is terminated without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive), other than due to death or Disability, or in the event there is a Constructive Termination Without Cause (as defined below), the Executive shall be entitled to and his sole remedies under this Agreement shall be:

              (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

              (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment for a period of one year after the termination of employment (the "SEVERANCE PERIOD") payable in accordance with the Company's standard payroll practices;

              (iii) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than required by law following the date of termination;

              (iv) immediate vesting of all shares subject to the stock options which are unvested, all of which will be exercisable during the Severance Period or for the remainder of the term of the option, if less;

              (v) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                   (A) the end of the Severance Period; or

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                   (B) the date, or dates, he receives  equivalent  coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by benefit, basis); provided that (1) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause
(v), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (v), (2) such cost shall be deemed to be the lowest reasonable cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (3) payment of such amounts shall be made quarterly in advance; and

              (vi) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

"TERMINATION WITHOUT CAUSE" shall mean the Executive's employment is terminated by the Company for any reason during the term of this Agreement other than Cause (as defined in Section 5(c)) or due to death or Disability.

"CONSTRUCTIVE TERMINATION WITHOUT CAUSE" shall mean a termination of the Executive's employment at his initiative as provided in this Section 5(d) following the occurrence, without the Executive's written consent, of one or more of the following events (except as a result of a prior termination):

                   (A) a material diminution or change, adverse to Executive, in Executive's positions, titles, or offices as set forth in Section 2;

                   (B) an assignment of any duties to Executive which are inconsistent with his status as President and Chief Executive Officer;

                   (C) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement that is not cured within 30 days;

                   (D) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company's obligations under this Agreement; or

                   (E) Forced relocation of the Executive by the Company to a work location greater than fifty (50) miles from the Company's facility in Herndon, Virginia.

              (e) TERMINATION FOLLOWING NON-RENEWAL. In the event that either party notifies the other in writing at least 60 days prior to the expiration of the then current Term of Employment that it is electing to terminate this Agreement at the expiration of the then current Term of Employment and the Executive's employment terminates upon such expiration, whether at the Company's initiative or the Executive's initiative, the Executive shall be entitled to:

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              (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum no later than required by law following such termination;

              (ii) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than required by law following the date of termination;

              (iii) continued participation in all medical and dental plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                   (A) the first anniversary of such termination; or

                   (B) the date, or dates' he received equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that (x) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause
(iii) of this Section 5(e), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (iii) of this Section 5(e), (y) such cost shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such amounts shall be made quarterly in advance; and

              (iv) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

         (f) VOLUNTARY TERMINATION. In the event of a termination of employment by the Executive on his own initiative other than (i) pursuant to Section 5(e),
(ii) a termination due to death or Disability or (iii) a Constructive Termination Without Cause, the Executive shall have the same entitlements as provided in Section 5(c)(ii) above for a Termination for Cause. A voluntary termination under this Section 5(f) shall be effective upon 30 days prior written notice to the Company or such shorter period as may be determined by the Company.

         (g) NO MITIGATION, NO OFFSET. In the event of any termination of employment under this Section 5, the Executive shall be under no obligation to seek other employment; amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain.

         (h) NATURE OF PAYMENTS. Any amounts due under this Section 5 are in the nature of severance payments considered to be ------------------- reasonable by the Company and are not in the nature of a penalty.

         6. CONFIDENTIALITY

         (a) During the Term of Employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential) or make use of any Confidential Information (as defined below) except in the performance of his duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

         (b) "CONFIDENTIAL INFORMATION" shall mean all information concerning the business of the Company or any subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive, (ii) regarding the Company's business or industry properly acquired by the Executive in the course of his career as an executive in the Company's industry and independent of the Executive's employment by the Company, (iii) that becomes available to the Executive on a non-confidential basis from a source other than the Company, provided that such source is not known by the Executive to be subject to a confidentiality agreement or other obligation of secrecy or confidentiality (whether pursuant to a contract, legal or fiduciary obligation or duty or otherwise) to the Company or any other person or entity or (iv) approved for release by the Company or which the Company makes generally available to third parties without an obligation of confidentiality. For this purpose, information known or available generally within the trade or industry of the Company or any subsidiary shall be deemed to be known or available to the public.

         7. NON-COMPETITION; NON-SOLICITATION

         The Executive acknowledges that his employment with the Company will, of necessity, provide him with specialized, unique knowledge and confidential information and that, in light of the competitive nature of the Company's business, the Company could be harmed if such knowledge and information were used in competition with the Company. The Executive further acknowledges that the Company would not enter into this Agreement and undertake the substantial obligations under this Agreement without the Executive's agreement to the following provisions of this Section 7:

         (a)  During  the  Restricted  Period  (as  defined  below) he will not, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, co-venturer or otherwise, become or be interested in or be associated with any other corporation, firm or business engaged in the manufacture, marketing or sale of products which compete directly with products of the Company. The Executive's ownership, directly or indirectly, of not more than three percent (3%) of the issued and outstanding stock of any corporation or other entity, the shares of which are traded on a national securities exchange or the Nasdaq Stock Market, shall not in any event be deemed to be a violation of the provisions of this Section 7(a).

         (b) During the Restricted Period, the Executive shall not call upon, solicit, divert or take away, or attempt to call upon, solicit, divert or take away, business of a type the same or similar to the business as conducted by the Company prior to the date of termination of the Executive's employment with the Company from any of the Customers of the Company upon whom he called or whom he solicited or to whom he catered or with whom he became acquainted after entering the employ of the Company.

         (c) The Executive acknowledges and agrees that during the time of his employment with the Company, he will gain valuable information about the identity, qualifications and ongoing performance of the employees of the Company. During the one-year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not (i) hire, employ, offer employment to, or seek to hire, employ or offer employment to, any of the Company's senior level employees with whom he had contact prior to such termination of employment or (ii) solicit or encourage any such senior level employee to seek or accept employment with any other person or entity.

         (d) The Executive represents and warrants that the knowledge, skills and abilities he currently possesses are sufficient to permit him, in the event of his termination of employment hereunder for any reason, to earn a livelihood satisfactory to himself without violating any provision of this Agreement.

         (e) For the purposes of this Section 7, "RESTRICTED PERIOD" shall mean the period beginning on the date hereof and ending with:

              (i) in the case of a termination of the Executive's employment pursuant to Section 5(c) above, or in the case the Executive terminates his employment other than pursuant to (x) a Constructive Termination Without Cause or (y) pursuant to Section 5(e), the first anniversary of such termination;

              (ii) in the case of a termination of the Executive's employment pursuant to Section 5(d) above, the end of the Severance Period; and

              (iii) in the case of a termination of the Executive's employment pursuant to Section 4(e) above, the date of such termination; PROVIDED, HOWEVER, that within 10 days after the Executive announces that he will not renew his employment hereunder at the end of the then current Term of Employment the Company may notify the Executive that it will cause the Restriction Period to be twelve (12) months and, in consideration for such period, the Company will pay to the Executive the amounts specified in Section 5(e) above plus the following:

                    (A) continued  participation in all medical and dental plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                    a.   the end of the Restriction Period; or

                    b. the date, or dates, he received equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

                                    provided   that  (x)  if  the  Executive  is
                           precluded from continuing his participation in any employee benefit plan or program as provided in this clause (iii) of this Section 5(e), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (iii) of this
                           Section 5(e), (y) such cost shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such amounts shall be made quarterly in advance; and

               (B) Base Salary, at the annualized rate in effect on the date of the Company's notice, through the end of the Restriction Period, payable in accordance with the Company's standard payroll practices.

          ] or

         8. REMEDIES

         In addition to whatever other rights and remedies the Company may have at equity or in law, if the Executive breaches any of the provisions contain in Sections 6 or 7 above, the Company (a) shall have the right to immediately terminate all payments and benefits due under this Agreement and (b) shall have the right to seek injunctive relief. The Executive acknowledges that such a breach would cause irreparable injury and that money damages would not provide an adequate remedy for the Company.

         9. RESOLUTION OF DISPUTES

         Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Washington, DC in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Sections 6 and 7 above shall be submitted to a court of appropriate jurisdiction. Judgment upon the award rendered by the arbitrators) may be entered in any court having jurisdiction thereof. Each party shall bear his or its own costs of the arbitration or litigation, including, without limitation, attorneys' fees. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts and benefits due the Executive under this Agreement.

         10. INDEMNIFICATION

         (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he is or was a director, officer or employee of the Company or any subsidiary or is or was serving at the request of the Company or any subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's certificate of incorporation or by laws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

         (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 10(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

         (c) The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

         11. EFFECT OF AGREEMENT ON OTHER BENEFITS

         Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

         12. ASSIGNABILITY; BINDING NATURE

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No fights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 18 below.

         13. WARRANTY OF EXECUTIVE

         As an inducement to the Company to enter into this Agreement, the Executive represents and warrants that he is not a party to any other agreement or obligation for personal services, and that there exists no impediment or restraint, contractual or otherwise, on his power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder.

         14. COMPANY REPRESENTATIONS

         The Company represents to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company and that the execution, delivery and performance of this Agreement by the Company will not breach or be in conflict with any agreements to which the Company is a party or by which it is bound.

         15. ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

         16. AMENDMENTS; WAIVERS

         No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

17.      SEVERABILITY OF PROVISIONS

         In the event that any provision or any portion thereof should ever be adjudicated by a court of competent jurisdiction to exceed the time or other limitations permitted by applicable law, as determined by such court in such action, then such provisions shall be deemed reformed to the maximum time or other limitations permitted by applicable law, the parties hereby acknowledging their desire that in such event such action be taken. In addition to the above, the provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions thereof shall not affect the validity or enforceability of any other provision, or portion of this Agreement, which shall remain in full force and effect as if executed with the unenforceable or invalid provision or portion thereof eliminated. Notwithstanding the foregoing, the parties hereto affirmatively represent, acknowledge and agree that it is their intention that this Agreement and each of its provisions are enforceable in accordance with their terms and expressly agree not to challenge the validity or enforceability of this Agreement or any of its provisions, or portions or aspects thereof, in the future. The parties hereto are expressly relying upon this representation, acknowledgment and agreement in determining to enter into this Agreement.

         18. BENEFICIARIES/REFERENCES

         The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         19. GOVERNING LAW

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia without reference to principles of conflict of laws. The parties hereby irrevocably consent to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to the parties at the address specified in Section 20 hereof.

         20. NOTICES

         All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to the Company c/o the Board of Directors at the Company's principal executive offices and to the Executive at his last known permanent address, or to such other place as either party may designate as to itself or himself by written notice to the other.

         21. HEADINGS

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         22. COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    NX NETWORKS, INC.


                                    By:______________________________________

                                    Title:___________________________________

                                    _________________________________________
                                    John DuBois